Exhibit 5.1

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
www.dlapiper.com

T 212.335.4500
F 212.335.4501
W www.dlapiper.com

August 9, 2019

W. P. Carey Inc.

WPC Eurobond B.V.

50 Rockefeller Plaza

New York, New York 10020

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to W. P. Carey Inc., a Maryland corporation (the “Company”) and WPC Eurobond B.V. (“WPC Finance”; together with the Company, the “Registrants”), and have been requested to render this opinion in connection with the Registration Statement on Form S-3 of the Registrants (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2019, including the preliminary prospectus included therein at the time the Registration Statement becomes effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Registrants of an unlimited amount of Securities (as defined below).

As used herein, the term “Securities” means: (A) (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) one or more series of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), (iii) debt securities (the “Company Debt Securities”) issued in one or more series under an indenture dated as of March 7, 2014 (the “Company Indenture”), by and between the Company and U.S. Bank National Association, (iv) depositary shares, which may represent a fractional interest in a share of a particular class or series of Preferred Stock (the “Depositary Shares”), (v) stock purchase contracts and stock purchase units to purchase a particular combination of Company Securities (as defined herein) as designated by the Company at the time of the offering (collectively, the “Purchase Agreements”), (vi) warrants to purchase shares of Common Stock or Preferred Stock as designated by the Company at the time of the offering (collectively, the “Warrants”), and (viii) guarantees of WPC Finance Debt Securities (as defined herein) (“Guarantees”; collectively with the Common Stock, Preferred Stock, Company Debt Securities, Depositary Shares, Purchase Agreements and Warrants, the “Company Securities”) and (B) debt securities (the “WPC Finance Debt Securities”) issued in one or more series under an indenture dated as of November 8, 2016 (the “WPC Finance Indenture”), by and between WPC Finance, the Company, as guarantor, and U.S. Bank National Association.  The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

In rendering the opinions expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a) The Registration Statement;

(b) The charter of the Company, as in effect on the date hereof, represented by the Articles of Amendment and Restatement filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on June 15, 2017 (in the form attached to the Officer’s Certificate (as defined below)) (the “Charter”);

(c) The Fifth Amended and Restated Bylaws of the Company, dated as of June 15, 2017 and as in effect on the date hereof (in the form attached to the Officer’s Certificate) (the “Bylaws”);

(d) The Company Indenture;

(e) The WPC Finance Indenture;

(f) Resolutions adopted by the Company’s Board of Directors relating to, among other things, the authorization of the filing of the Registration Statement and to the issuance of the Securities, adopted by the Board of Directors at a meeting on June 13, 2019 (in the form attached to the Certificate (as defined below));

(g) A good standing certificate for the Company, dated as of a recent date, issued by the Maryland Department of Assessments and Taxation;

(h) A certificate of an officer of the Company, dated as of the date hereof, as to certain factual matters (the “Officer’s Certificate”);

(i) A certificate of the Chief Legal Officer of the Company, dated as of the date hereof, as to the resolutions adopted by the Company’s Board of Directors (the “Certificate”); and

(j) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents (other than the Company and WPC Finance) has duly and validly authorized, executed and delivered each of the Documents to which such party (other than the Company and WPC Finance) is a signatory and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company and WPC Finance) is a signatory and each such party’s (other than the Company’s or WPC Finance’s, as applicable) obligations set forth in such Documents and each other instrument, agreement and other document executed in connection with such Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company or WPC Finance) is duly authorized to do so; (c) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents is legally competent to do so; (d) there are no oral or written modifications of or amendments or supplements to the Documents (other than such modifications or amendments or supplements identified above and attached to the Officer’s Certificate or the Certificate, as applicable) and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all Documents submitted to us as originals, and the conformity with originals of all documents submitted to us as certified, photostatic or telecopies or portable document file (“.PDF”) copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed are accurate and complete. As to all factual matters relevant to the opinion set forth below, we have relied upon the representations and warranties made in the Officer’s Certificate and the Certificate as to the factual matters set forth therein, which we assume to be accurate and complete, and on the written statements and representations of officers of the Company and of public officials.

We further assume that:

(a) The issuance, sale, amount and terms of the Company Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a “Company Board Action”) in accordance with the Charter, Bylaws and applicable law, in each case, so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(b) The Company will not issue any Company Securities in excess of the number or amount authorized by the applicable Company Board Action.

(c) The issuance, sale, amount and terms of the WPC Finance Debt Securities to be offered from time to time by WPC Finance will be authorized and determined by proper action of the Managing Board (or where permitted, a committee of the Managing Board) of WPC Finance (each, a “WPC Finance Board Action”) in accordance with the deed of incorporation and articles of association of WPC Finance and applicable law, in each case, so as not to result in a default under or breach of any instrument, document or agreement binding upon WPC Finance and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the WPC Finance.

(d) WPC Finance will not issue any WPC Finance Debt Securities in excess of the number or amount authorized by the applicable WPC Finance Board Action.

(e) Prior to the issuance of any shares of Preferred Stock (including Preferred Stock that is issuable upon the exercise or conversion, as applicable, of Warrants), or shares of Common Stock

(including Common Stock that is issuable upon the exercise or conversion, as applicable, of Warrants or convertible Preferred Stock), there will exist, under the Charter, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class or series into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, that all actions necessary to the creation of any such Preferred Stock (and securities of any class or series into which any Preferred Stock may be convertible), whether by articles of amendment or by the classification or reclassification of existing capital stock and the filing of articles supplementary, will have been taken, and that securities of any class or series into which any Preferred Stock may be convertible will be duly reserved for issuance by a Company Board Action.

(f) For Common Stock or Preferred Stock represented by certificates (“Certificates”), appropriate Certificates representing Common Stock or Preferred Stock will be executed and delivered upon issuance and sale of any such Common Stock or Preferred Stock, as the case may be, and will comply with the Charter and Bylaws and applicable law. For Common Stock or Preferred Stock not represented by certificates, the applicable Company Board Action shall have been taken and, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such Common Stock or Preferred Stock, as the case may be, and will comply with the Charter and Bylaws and applicable law.

(g) Any Company Debt Securities will be issued under the Company Indenture as it may be supplemented by a valid and legally binding supplemental indenture (each a “Company Supplemental Indenture”) in each case duly authorized, executed and delivered by the Company (and each of the other parties thereto), and, if required by the Company Indenture, accompanied by an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(h) Any WPC Finance Debt Securities will be issued under the WPC Finance Indenture as it may be supplemented by a valid and legally binding supplemental indenture (each a “WPC Finance Supplemental Indenture”) in each case duly authorized, executed and delivered by WPC Finance (and each of the other parties thereto), and, if required by the WPC Finance Indenture, accompanied by an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(i) To the extent that the obligations of (x) the Company under the Company Indenture or any Company Supplemental Indenture or (y) WPC Finance or the Company under the WPC Finance Indenture or any WPC Finance Supplemental Indenture may be dependent upon such matters, the financial institution to be identified in the Company Indenture, WPC Finance Indenture, Company Supplemental Indenture or WPC Finance Supplemental Indenture, as applicable, as trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

(j) Appropriate debentures, notes, bonds and/or other evidences of indebtedness evidencing the Company Debt Securities will be executed and authenticated in accordance with the Company Indenture, as it may be supplemented by a Company Supplemental Indenture, and, if required by the Company Indenture, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Company Debt Securities and will comply with the Company Indenture, any Company Supplemental Indenture and any accompanying officer’s certificate, the Charter and Bylaws and applicable law.

(k) Appropriate debentures, notes, bonds, guarantees and/or other evidences of indebtedness evidencing the WPC Finance Debt Securities will be executed and authenticated in accordance with the WPC Finance Indenture, as it may be supplemented by a WPC Finance Supplemental Indenture, and, if required by the WPC Finance Indenture, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the WPC Finance Debt Securities and will comply with the WPC Finance Indenture, any WPC Finance Supplemental Indenture and any accompanying officer’s certificate, the deed of incorporation and articles of association of WPC Finance, the Charter and Bylaws and applicable law.

(l) Prior to the issuance of any stock purchase units or stock purchase contracts pursuant to a Purchase Agreement, there will exist, under the Charter, the requisite number of authorized but unissued Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and that all actions necessary to the creation of any such Purchase Agreements, whether by classification or reclassification of existing capital stock or share designation, will have been taken.

(m) Any Purchase Agreements will be duly authorized, executed and delivered by the Company and a third party in accordance with the provisions of the Purchase Agreements, and the Company Securities issued in connection with the Purchase Agreements will be duly authorized, executed and delivered by the Company in accordance with the provisions of the Purchase Agreements.

(n) Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Charter and Bylaws and applicable law, securities of any class or series issuable upon exercise of such Warrants will be duly reserved for issuance by a Company Board Action and the exercise of such Warrants consists of legal consideration at or in excess of the par value of such securities of any class or series issuable upon exercise thereof.

(o) To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the “Warrant Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

(p)  Consideration that is fair and sufficient to support the obligations of the Company under the Guarantees has been and would be deemed by a court of competent jurisdiction to have been duly received by the Company.

(q) The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(r) Prior to the issuance of any Securities, the Registration Statement will have become effective and will remain effective under the Securities Act.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1) Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing shares of Common Stock, against payment therefor in accordance with the terms and provisions of the applicable Company Board Action, the terms of the Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for shares of Common Stock pursuant to the exercise of one or more Warrants or the conversion of one or more series of the Company Debt Securities or Preferred Stock convertible into Common Stock, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(2) Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing shares of Preferred Stock, against payment therefor in accordance with the terms and provisions of the applicable Company Board Action, the terms of the Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of

Certificates or Written Statements, if any, for shares of Preferred Stock pursuant to the exercise of one or more Warrants or the conversion of one or more series of the Company Debt Securities, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

(3) Upon issuance and delivery of certificates for such Company Debt Securities against payment therefor in accordance with the terms and provisions of the applicable Company Board Action, the Company Debt Securities and the Company Indenture and any applicable Company Supplemental Indenture (together with an officer’s certificate, if any), the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Company Debt Securities pursuant to the conversion or exercise of one or more series of Securities convertible into or exercisable for Company Debt Securities, the Company Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the Company Indenture and any applicable Company Supplemental Indenture, will be valid and legally binding obligations of the Company.

(4) Upon issuance and delivery of certificates for such WPC Finance Debt Securities against payment therefor in accordance with the terms and provisions of the applicable WPC Finance Board Action, the WPC Finance Debt Securities and the WPC Finance Indenture and any applicable WPC Finance Supplemental Indenture (together with an officer’s certificate, if any), the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the WPC Finance Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the WPC Finance Indenture and any applicable WPC Finance Supplemental Indenture, will be valid and legally binding obligations of WPC Finance.

(5) Upon execution, issuance, and delivery of any Purchase Agreements against payment therefor in accordance with the terms and provisions of the applicable Company Board Action, the Charter, Bylaws and applicable law, the applicable Purchase Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, such stock purchase units or stock purchase contracts, as applicable, will be duly authorized and constitute valid and legally binding obligations of the Company.

(6) Upon execution, issuance, and delivery of the Warrants against payment therefor in accordance with the terms and provisions of the applicable Company Board Action, the Charter, Bylaws and applicable law, the Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Warrants will be duly authorized and constitute valid and legally binding obligations of the Company.

(7) Upon issuance of the WPC Finance Debt Securities against payment therefor in accordance with the terms and provisions of the WPC Finance Indenture and any applicable WPC Finance Supplemental Indenture (together with an officer’s certificate, if any), the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Guarantees of such WPC Finance Debt Securities will constitute valid and legally binding obligations of the Company.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b) We have made no investigation of, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland and the laws of the State of New York. This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland and the State of New York, each as currently in effect. We have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common law or other law of any nation, state, or jurisdiction. In particular, we express no opinion as to the laws of the Netherlands, and have relied upon an opinion of DLA Piper Nederland N.V. as to such matters.

(c) We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(d) We have assumed that the Company Securities will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VI of the Charter.

(e) The opinion stated herein relating to the validity, binding nature and enforceability of obligations of the Company and WPC Finance is subject to (a) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (c) public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification or contribution.

(f) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)